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                                                                  EXHIBIT 10.29

                    FIRST AMENDMENT TO ACQUISITION AGREEMENT


         This First Amendment is entered into as of April ____, 1998 with respect to that certain Acquisition Agreement dated as of April ____, 1998 (the "Agreement"), made between SciClone Pharmaceuticals, Inc., a California corporation ("SciClone"), and Sclavo S.p.A, an Italian company ("Sclavo"), with respect to the following facts:


         A. Various terms are defined in the Agreement, and said defined terms shall have the same meaning in this Amendment.


         B. Pursuant to Section 5.1 of the Agreement, SciClone is to pay to Sclavo a Purchase Price consisting of (i) the Cash Price of US $1,000,000, and
(ii) the Shares consisting of SciClone's Common Stock having a value of US $1,500,000.


         C. Pursuant to the terms of this Amendment, Sclavo and SciClone have agreed to reduce the Cash Price and to fix the number of the Shares, as set forth in this Amendment.


         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth in this Amendment, SciClone and Sclavo hereby agree as follows:

         1. Cash Price. In lieu of the US $1,000,000 Cash Price set forth in
Section 5.1(a) of the Agreement, the Parties hereby mutually agree to reduce the Cash Price to US $_________, which shall be the new, amended, defined "Cash Price". In Section 3.2 of the Agreement, the US $900,000 figure is hereby amended to be US $____________.

         2. Shares. In lieu of the US $1,500,000 worth of the Shares as specified in Section 5.1(a) of the Agreement, SciClone and Sclavo hereby mutually agree that the number of the Shares to be issued by SciClone to Sclavo as of the Closing Date shall be a fixed number of the Shares equal to _________ shares.

         3. Stock Warrant. In consideration for this Amendment, SciClone shall also grant to Sclavo at the Closing a Stock Warrant, in customary form, entitling Sclavo to purchase up to ___________ shares of SciClone's Common Stock at an exercise purchase price of US $________ per share, which Stock Warrant shall remain available for exercise until the second anniversary of the Closing Date.

         4. Effect. Excepting only as expressly set forth in this Amendment, all of the other terms and provisions of the Agreement shall remain in full force and affect.

         IN WITNESS HEREOF, the parties by their authorized representative said and executed this agreement as of the date in here first above written.


SCLAVO S.P.A.                               SCICLONE PHARMACEUTICALS, INC.


By:________________________________         By:________________________________


Title:_____________________________         Title:_____________________________